UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

Social Life Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-222709	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8100 E. Union Ave., Suite 1809 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Social Life Network, Inc. referred to herein as “we”, “us” or “us”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements with Certain Officers

As stated below in Item 8.01 (Other Events), on September 20, 2018, we incorporated MjLink.com, Inc.. (“MjLink.com” or “MjLink”), a Delaware Corporation, as our wholly owned subsidiary. In conjunction with the MjLink incorporation, Ken Tapp, our Chief Executive Officer, became MjLink’s initial Director.

On September 24, 2018, MjLink appointed the following persons as MjLink’s Officers: (a) Ken S Tapp as Chief Executive Officer/Chief Financial Officer; and (b) D Scott Karnedy as Chief Operating Officer.

On September 24, 2018, MjLink appointed the following members of MjLink’s Board of Directors: D. Scott Karnedy, Leslie Bocskor, Kenneth Granville and Vincent “Tripp” Keber.

Biographies of MjLink’s Officers/ Directors

Ken Shawn Tapp, Chief Executive Officer/Chief Financial Officer/Director

Ken Shawn Tapp has served as our Chief Executive Officer/Chief Technology Officer/Director since June 6, 2016. In addition to his responsibilities as our Chief Executive Officer, Ken Tapp oversees the ongoing development, data architecture and cloud security of our social networks through the use of Independent Contractors. Ken Tapp has served as an officer of Internet companies since 1999, including as: (a) from January 2013 to June 2016, as the Chief Operating Officer of Life Marketing, Inc., the forerunner of the then private company, Social Life Network, Inc; (b) the Chief Executive Officer/Chief Technology Officer of Cherry Creek Internet Group, an Internet marketing company; (c) as the Chief Executive Officer/Chief Technology Officer of CCMG, an advertising company from September of 1999 to August of 2009; (d) as the Chief Technology Officer of CCMG from January of 2003 to December of 2007; and (d) as the Chief Technology Officer of BRIMS-RES Australia, Pty Ltd., a SaaS company, from September of 2009 to August of 2011. Ken Tapp was the Vice President of Move.com, the parent company of Realtor.com, from January 1996 through their IPO in August 1999.

D. Scott Karnedy, Chief Operating Officer/Director

D. Scott Karnedy has served as our Chief Operating Officer since October 2017. He has served as an officer or Vice President of sales and marketing for digital media and Internet companies since 1998. Mr. Karnedy is a digital media expert and served as VP of Sales of AOL, Senior VP of Sales and Marketing of SiriusXM and was the Senior Vice President of Global Sales of Myspace. He was the Chief Revenue Officer of Technicolor and Indiewire Snag Films. Mr. Karnedy was the Founder and CEO of Valhalla Advisors.

Vincent Tripp Keber, Director

Vincent Tripp Keber is widely considered one of the most prominent and well-known business leaders in the cannabis industry. Additionally, Mr. Keber is recognized as a branding expert in the adult use and medical cannabis spaces. He is the co-founder and former CEO of Dixie Brands, Inc., a cannabis centric branding company, known worldwide for its namesake cannabis-infused beverages, Dixie Elixirs, Aceso and Therabis, Dixie’s human and pet CBD wellness brand platforms respectively, as well as hundreds of other cannabis products. Mr. Keber has served as a Director for several cannabis industry organizations, including the National Cannabis Industry Association, the Marijuana Policy Project, and the National Association of Cannabis Businesses. He has also held many senior and C-level positions in realty, communications and other industries.

1

Leslie Bockskor, Director

Leslie Bocskor is the President and Founder of Electrum Partners. Electrum Partners is known as a pioneer in the cannabis industry as a global cannabis business advisory and services firm. Prior to that, he was the Vice Chairman of GB Science, Inc. Mr. Bocskor has extensive experience working in cannabis space.

Kenneth Granville, Director

Kenneth Granville is the Cofounder and CEO of MindAptiv. MindAptiv, established in 2011, enables machines to adapt to humans through semantic intelligence, the next generation of machine learning that translates human meanings for generating functional code on-the-fly. He has also held various operations and engineering positions at the USAF, Lockeed Martin and then L-3 Communications from 1980 to 1992, 1992 to 2003 and 2003 through 2008 respectively. Mr. Granville has an extensive knowledge background in signal intelligence, cyber security, systems networking, enterprise architecture, computing platforms, as well as artificial and semantic intelligence.

Item 8.01 Other Events.

On September 20, 2018, we incorporated MjLink.com, Inc.. (“MjLink.com”), a Delaware Corporation, as our wholly owned subsidiary.

MjLink.com will operate as a multinational cannabis technology and media sales organization with two A.I. powered social networks.

●	WeedLife.com, a consumer-to-consumer social network; and

●	MjLink.com, a business-to-business social network.

MjLink.com will provide its business customers with the following online applications:

●	Retail store mapping

●	Online advertising network

●	Digital marketing services for leads and jobs

●	Website search indexing

●	Press release and News aggregating

●	Cloud computing and custom industry applications

●	SaaS (Software as a Service)

●	Mobile application development

In addition to the existing online applications that MjLink.com will sell to customers, its executive management is focused on launching three new divisions that will provide Incubation of early stage cannabis tech companies, B2B and B2C trade-shows, and M&A of cannabis technology companies.

We plan to conduct an IPO of the MjLink.com corporation on a Canadian exchange in 2019.

On September 26, 2018, we will publish a press release regarding MjLink.com, which is attached hereto as Exhibit 99.1.

ITEM 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2018	Social Life Network, Inc.

	By:	/s/ Ken S. Tapp,
Chief Executive Officer

3